Exhibit 99.1


[GRAPHIC OMITTED][GRAPHIC OMITTED]
 MOBIUS  Financial News Release


                                          Contact:    Mobius Management
                                                      Systems, Inc.
                                                      Peter Takiff
                                                      914-921-7346
                                                      ptakiff@mobius.com

                                                      Investor Relations
                                                      Makovsky & Company Inc.
                                                      Gene Marbach
                                                      212-508-9645
                                                      emarbach@makovsky.com

                                                      Media Relations
                                                      Richard Dukas
                                                      Communications
                                                      Richard Dukas
                                                      203-833-1466
                                                      Richard@richarddukas.com


For Immediate Release

                     MOBIUS MANAGEMENT SYSTEMS, INC. REPORTS
                      RESULTS FOR FISCAL FIRST QUARTER 2004
        Revenues increase 24% to $23.4 million and EPS increase to $0.10
        Fiscal first quarter 2004 represents fifth consecutive quarter of profitability

Rye, NY, October 23, 2003 - Mobius Management Systems, Inc. (Nasdaq: MOBI), a leading provider of software for total content management (TCM), today announced results for its fiscal first quarter 2004.

Total consolidated revenues for the fiscal first quarter ended September 30, 2003 increased 24% to $23.4 million from $18.9 million for the quarter ended September 30, 2002. Software license revenues for the first quarter were $12.5 million, 61% over last year's first quarter of $7.8 million, and accounted for 53% of total revenues. Net income for the fiscal first quarter of 2004 was $2.0 million, or $0.10 per diluted share, as compared to $384,000, or $0.02 per diluted share, in last year's first quarter. Sales and marketing, and general and administrative costs increased 11% to $12.2 million from $11.0 million in the first quarter of 2003. Research and development costs increased 23% to $5.0 million from $4.1 million in the first quarter of 2003.

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As of September 30, 2003, cash totaled $35.1 million compared with $37.3 million at June 30, 2003. As of September 30, 2003, total software license installments receivable amounted to $30.5 million, an increase of 30% compared with the June 30, 2003 balance of $23.5 million.

Commenting on the results, Mitch Gross, President and CEO of Mobius, said, "During the quarter, we continued to build upon the progress we made during our last fiscal year. We continue to grow revenues, establishing what we believe is a strong foundation for further growth throughout the rest of the year. In addition to strong sales to existing customers, our international operations contributed significantly to our performance this quarter. The initiatives that we put in place to enhance our position in Europe, the Middle East and Africa
(EMEA) have produced encouraging results. Mobius is building on its fundamental strengths and leveraging our investments in people and products. Our continued growth and profitability are strong evidence that this strategy is working. Our leadership position in a number of industries, our ability to expand into additional markets and our range of products helped us deliver positive results."


Recent Highlights
-----------------

SEW Eurodrive Australia Selects Mobius ViewDirect TCM for Total Content Management System: Mobius announces that SEW Eurodrive Australia, the Australian subsidiary of the leading international manufacturer of mechanical power transmission equipment, has selected Mobius ViewDirect(R) TCM to replace its former content management system and provide enhanced capabilities that will increase the value of content as a strategic asset.

Mobius Receives Transform Magazine Readers' Choice Award: Mobius announces it has received the Transform Magazine Readers' Choice Award in the Output & Report Management category for its ViewDirect TCM product line. Out of a field of more than 261 software and hardware products, readers nominated 38 winners in 19 categories covering all aspects of content and document technology.

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Mobius Announces European-Based Sales and Support Initiatives: Mobius announces a series of initiatives, including a number of senior executive appointments, designed to strengthen and support the company's growing presence in Europe. Mobius is expanding its European sales force with a new Munich direct sales office and also has signed a non-exclusive reseller agreement for the Italian market with Getronics, one of Europe's largest IT companies.

Conference Call Information
---------------------------

Mobius will hold its quarterly conference call today at 4:30 PM ET to discuss its fiscal first quarter 2004. Interested persons wishing to listen to the conference call via Web cast may access it at http://www.firstcallevents.com/service/ajwz390366623gf12.html

The conference call will be available for playback seven days following the live call beginning at approximately 7:30 PM ET. For access to the replay, please call 1.800.642.1687 and enter ID# 3221453.


About Mobius
------------

Mobius Management Systems, Inc. (www.mobius.com) is a leading provider of integrated solutions for total content management (TCM). The company's ViewDirect(R) TCM suite integrates content from multiple, disparate repositories and delivers it via content-intensive applications including Web site, digital asset and document management; workflow and imaging; Internet presentment and payment; records management; and enterprise report distribution. Mobius products are used by more than one million customers and employees of nearly 1,400 organizations worldwide. More than sixty percent of the Fortune 100 companies use Mobius software. The company, founded in 1981, is headquartered in Rye, New York, with 21 sales offices located worldwide. These offices are located in the United States, Canada, the United Kingdom, France, Germany, Italy, Switzerland, Sweden, Belgium, the Netherlands, Australia, Japan and Singapore.

Statements contained in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. In particular, any statements contained herein regarding expectations with respect to future sales and profitability, as well as product development and/or introductions, are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Important factors that might affect actual results, performance, or achievements include, among other things, market acceptance of Mobius's products, fluctuations in period to period results, seasonality, uncertainty of future operating results, technological change, product concentration, competition, international sales and operations, expansion of indirect channels, increased investment in professional services, extended payment risk, protection of intellectual property, dependence on licensed technology, risk of product defects, product liability, management of growth, dependence on executive management, other key employees and subcontractors,

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whether the Internet can accommodate continued growth and concerns about transaction security on the Internet. These risks and uncertainties are described in detail from time to time in Mobius's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on September 9, 2003, and its Quarterly Reports on Form 10-Q. Mobius accepts no obligation to update these forward-looking statements and does not intend to do so.

                                       ###

ViewDirect is a registered trademark of Mobius Management Systems, Inc. All other trademarks are property of their respective owners.



                               (Tables to follow)

                         MOBIUS MANAGEMENT SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                       Three Months Ended
                                                        9/30/03    9/30/02
                                                        -------    -------
Revenues:
   Software license                                     $12,501    $ 7,756
   Maintenance                                           10,002      9,190
   Professional service and other                           908      1,968
                                                        -------    -------
     Total revenues                                      23,411     18,914
                                                        -------    -------

Cost of revenues:
   Software license                                         335         88
   Maintenance                                            1,694      1,482
   Professional service and other                         1,062      1,985
                                                        -------    -------
     Total cost of revenues                               3,091      3,555
                                                        -------    -------

Gross profit                                             20,320     15,359
                                                        -------    -------

Operating expenses:
   Sales and marketing                                    9,433      8,573
   Research and development                               5,003      4,067
   General and administrative                             2,810      2,430
                                                        -------    -------
     Total operating expenses                            17,246     15,070
                                                        -------    -------

Income from operations                                    3,074        289
Miscellaneous income, net                                   425        449
                                                        -------    -------
Income before income taxes                                3,499        738
Provision for income taxes                                1,463        354
                                                        -------    -------

Net income                                              $ 2,036    $   384
                                                        =======    =======

Basic weighted average shares                            17,555     17,220
Basic earnings per share                                $  0.12    $  0.02
Diluted weighted average shares                          19,454     17,534
Diluted earnings per share                              $  0.10    $  0.02

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                         MOBIUS MANAGEMENT SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                 9/30/03         6/30/03
                                                 -------         -------
Assets:
Current Assets:
  Cash and cash equivalents                      $35,132         $37,315
  Accounts receivable, net                        10,840          10,551
  Software license installments, current          10,471           8,017
  Other current assets                             3,364           2,897
                                                 -------         -------
Total Current Assets                              59,807          58,780

Property and equipment, net                        4,424           4,546
Software license installments,
  non-current                                     20,055          15,435
Deferred income taxes, non-current                    72             328
Other non-current assets                           2,738           2,729
                                                 -------         -------

Total Assets                                     $87,096         $81,818
                                                 =======         =======

Liabilities & Stockholders' Equity
Current Liabilities:
  Accounts payable and accrued expenses          $15,227         $15,726
  Deferred revenues, current                      24,086          21,306
  Deferred income taxes, current                   3,781           2,869
                                                 -------         -------
Total Current Liabilities                         43,094          39,901

Deferred revenues, non-current                     5,383           5,560

Total Stockholders' Equity                        38,619          36,357
                                                 -------         -------

Total Liabilities and Stockholders' Equity       $87,096         $81,818
                                                 =======         =======



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